Exhibit 24
POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Qwest Communications International Inc. (the "Company"), hereby severally constitute and appoint Joseph P. Nacchio, Robert S. Woodruff and Richard L. Smith, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, a Registration Statement relating to the Company's High Yield Notes and all pre-effective and post-effective amendments to such Registration Statement and any abbreviated Registration Statement in connection with such Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.


______/s/_________________________            _____________/s/__________________
Philip F. Anschutz                            Joseph P. Nacchio


_______/s/________________________            ________/s/_______________________
Cannon Y. Harvey                              Douglas L. Polson


______/s/_________________________            ________/s/_______________________
Craig D. Slater                               Richard T. Liebhaber


______/s/_________________________            __________________________________
Robert S. Woodruff                            W. Thomas Stephens


______/s/_________________________            _____________/s/__________________
James Q. Crowe                                Jordan L. Haines


________/s/_______________________
Richard L. Smith

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